EXHIBIT 10.50
                                   EXHIBIT "A"
                                 PROMISSORY NOTE
$16,000,000                                                       June 23, 1997

        For value received, Kennecott Uranium Company, a Delaware corporation (the "Borrower"), promises to pay to Kennecott Energy Company, a Delaware corporation (the "Lender"), or its order, at the place designated in writing from time to time by the Lender, without setoff or deduction, the principal sum of Sixteen Million Dollars (U.S. $16,000,000.00), together with interest accrued on all amounts outstanding hereunder.

        Interest shall be compounded annually as of the last day of each calendar year on all amounts outstanding hereunder on that date.

        Absent an Event of Default,  interest  shall begin to accrue  twenty-two
(22) months after the date hereof. Such interest shall accrue at the rate of ten and one-half percent (10.5%) per annum.

        Principal and interest are payable by Borrower to the Lender in quarterly installments in an amount equal to twenty percent (20%) of the Cash Flow from the GMMV Properties for such quarter (the "Payment"). Notwithstanding the preceding sentence, in no event shall the Payment exceed fifty percent (50%) of the EBITDA from the GMMV Properties for the end of the quarter immediately preceding the Payment due date. Concurrently with each Payment, Borrower shall deliver to Lender a certificate of its Chief Financial Officer ("CFO") certifying the accuracy of the calculation of the Payment based upon the financial statements of Borrower (which shall also be certified by the CFO). Borrower shall provide to Lender complete copies of such financial statements. Borrower shall keep adequate records and books of account in accordance with
GAAP to support such financial statements and permit any authorized representative of Lender to inspect, copy and audit the same upon reasonable prior notice, at least once in every calendar year. All payments due under this Note shall be applied first against outstanding costs, expenses and fees due under this Note, then to accrued but unpaid interest and then against the outstanding principal amount due under this Note.

        Payments for each calendar quarter shall be due on each January 20, April 20, July 20 and October 20 immediately following such quarter, if there is both Cash Flow and EBITPA from the GMMV Properties with respect to such quarter. Notwithstanding Cash Flow, EBITPA or any other provision hereof, the entire balance of this Note shall be due and payable on June 23, 2010. If any Payment to be made by Borrower shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest in such payment.

        Borrower shall pay all amounts due under this Note in lawful money of the United States of America.

        Borrower may, at its own election, prepay any unpaid principal and interest without penalty provided such prepayment equals or exceeds one million dollars ($1,000,000) and notice of such prepayment election is given to Lender at least ten (10) days prior to such payment.



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                                                                   EXHIBIT 10.50


        If any Payment is not paid when due, including any acceleration of the obligations under this Note due to a default by Borrower, the outstanding principal balance of this Note shall bear interest, from such due date until the date of such payment, at a rate per annum equal to the lesser of (a) twelve and one-half percent (12.5%), or (b) the maximum interest rate permitted to be charged by the laws of the State of Wyoming (the "Default Rate").

        Upon an Event of Default, the Borrower has the right to cure any monetary default within ten (10) days after the due-date thereof without such event otherwise constituting a default and for any non-monetary default, the Borrower has the opportunity to cure such default within thirty (30) days after written notice to Borrower of such Event of Default. A breach or default by the Borrower of any term or condition of this Note or the Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Proceeds, Rents and Leases, entered into by the Borrower and Lender on even date herewith (the "Mortgage") securing this Note, shall constitute a default under this Note and the Mortgage. Each Event of Default herein and the remedies provided to Borrower for curing of such defaults shall apply to each of the Note and the Mortgage. To the extent that an Event of Default and the remedies provided in the Note and the Mortgage are inconsistent, the terms and conditions of this Note shall apply. The following constitute an Event of Default:

        (i) The failure to pay in full, when due, any payment of interest or principal required hereunder or the failure to provide any documentation required by this Note.

        (i) the occurrence of any Event of Default which is defined in the Mortgage.

        Borrower agrees that upon the occurrence of any Event of Default and the failure of the Borrower to cure the default as above provided, Lender shall have the right, in addition to all other rights and remedies available to Lender under the Mortgage, or by law, to do any or all of the following and in such order as Lender, at its sole discretion, deems advisable:

        (ii) Lender may accelerate the payment of the Note and thereupon the principal sum then remaining unpaid on the Note and all accrued interest thereon shall become immediately due and payable.

        (iii) Lender may seek the court appointment of a receiver, without regard to the solvency of Borrower, to prevent waste, and to protect all rights accruing to Lender by virtue of the Note and Mortgage. All costs and expenses incurred in connection with the appointment of such receiver, and all costs incurred by Lender or the receiver in connection with the protection or preservation of the Collateral shall be charged against Borrower, may be enforced as a lien against such Collateral and shall be deemed an increase to and a part of the Note.

        Lender shall have the right to enforce any one or more of the remedies provided hereunder or by law or in equity either successively or concurrently, and any such action by Lender shall not be deemed an election of remedies or otherwise prevent Lender from pursuing any further remedy it may have hereunder or at law or in equity. The rights and remedies of Lender are cumulative.


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                                                                   EXHIBIT 10.50


        All sums expended and expenses incurred by Lender in the exercise of the rights conferred in this Note and the Mortgage shall be deemed to be advanced and loaned to Borrower hereunder, and payment thereof shall be secured by the Mortgage, provided, however, that Lender may demand immediate repayment of such sums and that such sums shall bear interest at the Default Rate.

        Borrower shall pay to Lender upon demand all reasonable costs, expenses and fees (including reasonable attorney's fees), whether suit be instituted or not, both before and after judgment, and for any judicial proceeding at the trial court and appellate levels (and if suit is instituted, such fees as shall be fixed by a judge sitting without a jury) incurred by Lender in protecting or enforcing its rights hereunder, and under the Mortgage, and all expenses of taking possession, holding and disposing of the Collateral, including as incurred in any bankruptcy, insolvency, or arbitration proceeding.

        Borrower hereby waives diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, and hereby waives any defense by reason of extension of time for payment or other indulgence granted by Lender.

        No delay or failure of Lender in exercising any right, remedy or privilege under this Note shall affect such right, remedy or privilege, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, remedy or privilege preclude any further exercise thereof or the exercise of any other right, remedy or privilege. The rights, remedies and privileges of Lender hereunder are cumulative and not exclusive of any rights, remedies or privileges which Lender would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Note, or of any provision or condition of this Note, must be in writing and shall be effective only to the extent specifically set forth in such writing. No notice to or demand on Borrower shall entitle Borrower to any other or further notice or demand in other similar circumstances. A waiver on any one occasion shall not be construed as a waiver or bar to any right, remedy or privilege on any other occasion.

        All notices, consents or communications required under this Note shall be in writing and shall be deemed to have been properly given if sent by hand delivery, overnight courier or certified mail, postage prepaid, addressed to the parties at the addresses set forth in the Mortgage.

        No amendment or modification of any provision of this Note shall be valid unless the same shall be in writing and signed by the Lender and Borrower.

        This Note is to be construed and enforced in all respects in accordance with the laws of the State of Wyoming, without giving effect to any choice or conflict of law provision or rule either of the State of Wyoming or any other jurisdiction which would cause the application of any law other than of the State of Wyoming.


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                                                                   EXHIBIT 10.50


        Whenever used herein the words "Borrower" and "Lender" shall be deemed to include, to the extent applicable, the successors and assigns of Borrower and of Lender. This obligation shall bind Borrower and, to the extent applicable, its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns.

        Capitalized terms which are not defined herein shall have the meanings subscribed to them by Annex I attached hereto.

        Time is of the essence of this Note and of all the obligations hereunder.

        Executed this 23rd day of June, 1997.

                                KENNECOTT URANIUM COMPANY

                                By:   /s/  L. R. Cardey-Yates
                                   --------------------------------------------
                                Its:     Director/Assitant Corporate Secretary
                                    -------------------------------------------


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                                                                   EXHIBIT 10.50

                                     ANNEX I
                                   Definitions

        "ACQUISITION AGREEMENT" means the acquisition agreement by and among Borrower, U.S. Energy Corp. and the joint venture between U.S. Energy Corp. and Crested Corp., dated the 23rd day of June, 1997.

        "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the state of Wyoming are closed.

        "CASH FLOW" means cash flow calculated in accordance with GAAP for the applicable period.

        "CLOSING" means the closing of the transactions contemplated by the Acquisition Agreement.

        "COLLATERAL" means Mortgaged Property as defined in the Mortgage.

        "EBITDA" means earnings before interest, Income Tax, depreciation and amortization calculated in accordance with GAAP for the applicable period.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "GMMV PROPERTIES" means the mill and mining properties which, as of the date hereof, are subject to the GMMV Agreements.

        "GMMV AGREEMENTS" means the following agreements among Borrower, U.S. Energy Corp. and the joint venture between U.S. Energy Corp. and Crested Corp.:
(i) Mining Venture Agreement dated June 1, 1990; (ii) Letters dated September 10, 1990 and March 1, 1991; (iii) Amendment and Agreement dated September 20, 1991; (iv) Agreement Regarding Sweetwater Mill and Amendment to Mining Venture Agreement dated September 20, 1991; (v) the Third Amendment to Mining Venture
Agreement dated February 26, 1992; and (vi) the Fourth Amendment of Mining Venture Agreement dated as of June 23, 1997.

        "INCOME TAX" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.


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